SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2024

Universal Stainless & Alloy Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39467	25-1724540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Mayer Street, Bridgeville, Pennsylvania	15017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	USAP	The Nasdaq Stock Market, LLC
Preferred Stock Purchase Rights		The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 16, 2024, Universal Stainless & Alloy Products, Inc., a Delaware corporation (the “Company”), Aperam US Holdco LLC, a Delaware limited liability company (“Parent”), and Aperam US Absolute LLC, a Delaware limited liability company (“Merger Sub”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in the Merger Agreement. As a result of the Merger, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation in the Merger and a wholly owned subsidiary of Parent. Parent is a wholly owned subsidiary of Aperam S.A., a Luxembourg public limited liability company (“Aperam”). The Merger Agreement was approved by the respective boards of directors of the Company and Aperam, the board of managers of the Parent and the sole member of the Merger Sub.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $0.001 per share (“Company Common Stock”), that is issued and outstanding immediately prior to the Effective Time (each, a “Share” and, collectively, the “Shares”), other than any Share that is (i) held by the Company in treasury or by Parent, Merger Sub or any other wholly owned subsidiary of Parent or (ii) owned by a Company stockholder who is entitled to demand, and has properly demanded, appraisal of such Share under Delaware law, will be cancelled and converted automatically into the right to receive $45.00 per Share in cash, without interest (the “Merger Consideration”) and subject to any applicable tax withholdings.

In addition, at the Effective Time:

(i) each option to acquire Shares, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time (a “Company Stock Option”) with an exercise price per Share less than the Merger Consideration will, by virtue of the Merger, automatically be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable tax withholdings, equal to the product of (a) the excess, if any, of the Merger Consideration over the exercise price per Share of such Company Stock Option and (b) the total number of Shares subject to such Company Stock Option;

(ii) each Company Stock Option with an exercise price per Share equal to or greater than the Merger Consideration will, by virtue of the Merger, automatically be cancelled without payment therefor;

(iii) each outstanding restricted stock unit award subject to time-based conditions covering Shares that is held by a non-employee member of the Company Board that is neither a Company RSU Award nor an Executive RSU Award (as each such term is defined below) (each such award, a “NED RSU Award”) that is outstanding immediately prior to the Effective Time will, by virtue of the Merger, automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (a) the Merger Consideration and (b) the total number of Shares subject to such NED RSU Award, without interest and subject to applicable tax withholdings;

(iv) each outstanding restricted stock unit award subject to time-based conditions (and not subject to performance-based conditions) covering Shares that is held by a current or former service provider that is neither a NED RSU Award nor an Executive RSU Award (each, a “Company RSU Award”) that is outstanding immediately prior to the Effective Time will, by virtue of the Merger, automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (a) the Merger Consideration and (b) the total number of Shares subject to such Company RSU Award, without interest and subject to applicable tax withholdings;

(v) each outstanding restricted stock unit award subject to time-based conditions (and not subject to any performance-based conditions) covering Shares held by each of Christopher Zimmer, Graham McIntosh, Wendel Crosby, John Arminas, Steven DiTommaso, Richard Secola, Scott Reynolds, Brian Kane, Michael Alderson, and Stephanie Iscrupe (collectively, the “Executives” and each such award, an “Executive RSU Award”) that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger, as of the Effective Time, automatically be cancelled and converted into a cash-settled award representing the right to receive (a) the Merger Consideration with respect to each Share subject to such Executive RSU Award plus (b) payment in cash of interest, calculated at a rate of 10% per annum, from the closing of the transactions contemplated by the Merger Agreement (the “Closing Date”) to the vesting date applicable to such Executive RSU Award, subject to the same terms and conditions applicable to the Executive RSU Award under the Universal Stainless & Alloy Products, Inc. Amended and Restated 2017 Equity Incentive Plan (the “2017 Plan”) and the applicable award agreement evidencing such grant thereunder; and

(vi) each outstanding restricted stock unit award subject to performance-based conditions covering Shares held by each of the Executives (each, an “Executive PSU Award”) that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be converted into a cash-settled award representing the right to receive the Merger Consideration per Share covered thereby, with the number of such Executive PSU Awards earned determined in accordance with the following performance conditions: (a) for each fiscal year in the performance period that occurs prior to the fiscal year in which the Closing Date occurs, the original Company performance metrics will be used to calculate the number of performance units earned in respect of such fiscal year, as such metrics are set forth in the original award agreement; (b) for each fiscal year in the performance period that occurs during or after the fiscal year in which the Closing Date occurs, such original Company metrics will be replaced with metrics related to (x) earnings before interest, taxes, depreciation, and amortization, and (y) return on capital employed, including for the performance period covering fiscal years 2024 through 2026; and (c) for the fiscal year in which the Closing Date occurs and any subsequent fiscal years in the performance period, the number of Shares subject to such Executive PSU Award will be calculated at the greater of target or actual performance; provided, however, that performance for the 2024 fiscal year will be calculated at maximum performance. Each Executive PSU Award, except as otherwise provided in the Merger Agreement, will be subject to the same terms and conditions applicable to the Executive PSU Award under the 2017 Plan and the applicable award agreement evidencing such grant thereunder.

The Merger Agreement contains customary representations and warranties from the Company, Parent and Merger Sub. Each party has agreed to customary covenants, including, among others, covenants of the Company relating to the conduct of the Company’s business during the interim period between the execution of the Merger Agreement and the Effective Time, the Company’s obligation, subject to certain exceptions, to recommend that its stockholders approve the Merger Agreement and the Company’s non-solicitation obligations relating to alternative acquisition proposals. The Company’s non-solicitation obligations are subject to a customary “fiduciary out” provision that allows the

Company, under certain circumstances, to furnish information with respect to the Company to, or engage or participate in discussions and negotiations with, third parties with respect to an alternative acquisition proposal if the Company complies with certain notice and other requirements and the Company’s board of directors (the “Company Board”) (a) determines in good faith that such alternative acquisition proposal constitutes, or could be reasonably expected to lead to, a superior proposal and (b) determines in good faith (after consultation with its outside legal counsel) that a failure to take action with respect to such alternative acquisition proposal would be inconsistent with its fiduciary duties under applicable law. The Company has also agreed to convene a meeting of its stockholders for the purpose of obtaining the affirmative vote of the holders of a majority of all outstanding shares of Company Common Stock to adopt the Merger Agreement (the “Company Stockholder Approval”). Prior to the receipt of Company Stockholder Approval, the Company Board also has the right, in connection with (i) the receipt of a superior proposal (as determined in good faith by the Company Board after consultation with its outside financial advisor and legal counsel) that did not result from a breach of the Company’s non-solicitation obligations or (ii) the occurrence of certain intervening events specified in the Merger Agreement, to change its recommendation in favor of the Merger or, in the case of a superior proposal, to terminate the Merger Agreement (subject to the Company’s payment of a termination fee) in order to enter into an acquisition agreement with respect to a superior proposal, in each case, subject to complying with notice requirements and other specified conditions (including giving Parent the opportunity to propose changes to the Merger Agreement in response to such superior proposal or intervening event, as applicable), if the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

The Merger Agreement contains certain termination rights for both the Company and Parent and further provides that, upon termination of the Merger Agreement under certain circumstances, the Company may be obligated to pay Parent a termination fee of $14.8 million, including if the Merger Agreement is terminated (i) by the Company, prior to the receipt of Company Stockholder Approval, in order to enter into an alternative acquisition agreement providing for a superior proposal that did not result from a breach of the Company’s non-solicitation obligations under the Merger Agreement or (ii) by Parent following a change by the Company Board of its recommendation that the Company’s stockholders vote to adopt the Merger Agreement. This termination fee will also be payable if (a) the Merger Agreement is terminated for a Willful Breach (as defined in the Merger Agreement) by the Company, and at or prior to such termination, an acquisition proposal has been publicly proposed, announced, or otherwise made public, and (b) within 12 months of such termination, the Company consummates the transactions contemplated by such acquisition proposal.

Consummation of the Merger is subject to a number of customary conditions, including, but not limited to, the receipt of the Company Stockholder Approval and the expiration or termination of any waiting periods (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the submission of all required filings and receipt of all required consents and approvals under applicable regulatory laws. In addition, each party’s obligation to consummate the Merger is subject to certain additional customary conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (b) performance in all material respects by the other party of its obligations.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference in its entirety. The foregoing summary of the Merger Agreement in this Item 1.01 is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement.

The Merger Agreement and the foregoing description thereof have been included to provide information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties, and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the Securities and Exchange Commission (the “SEC”) and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Parent in connection with the Merger Agreement. Except as expressly set forth in the Merger Agreement with respect to the right of the Company’s stockholders to receive Merger Consideration to which they are entitled in accordance with the Merger Agreement, the Company’s stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, the Company’s stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Guarantee

Concurrently with the execution of the Merger Agreement, Aperam executed and delivered a guarantee in favor of the Company (the “Guarantee”), pursuant to which Aperam has agreed to unconditionally and irrevocably guarantee any and all payment obligations of Parent and Merger Sub under the Merger Agreement, including, without limitation, the payment of the aggregate Merger Consideration, all fees and expenses reasonably expected to be incurred by Parent, Merger Sub and the Surviving Corporation in connection with the transactions contemplated by the Merger Agreement, and any damages payable for Fraud or Willful Breach (as each such capitalized term is defined in the Merger Agreement) of Parent or Merger Sub, in each case subject to the terms and conditions set forth in the Merger Agreement and the Guarantee.

The foregoing summary of the Guarantee in this Item 1.01 is not complete and is qualified in its entirety by reference to the complete text of the Guarantee, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Item 8.01	Other Events

On October 17, 2024, the Company issued a press release announcing the signing of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the transactions contemplated by the Merger Agreement (the “Transactions”), the Company intends to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) in preliminary and definitive form and other relevant documents. The definitive Proxy Statement will be mailed to the Company’s stockholders as of a record date to be established for voting on the Merger Agreement and will contain important information about the Transactions, the Merger Agreement and other related matters. This document is not a substitute for the Proxy Statement or any other relevant document which the Company may file with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, APERAM AND THE CONTEMPLATED TRANSACTIONS. Investors may obtain free copies of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov or from the Company at its website at investors.univstainless.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Transactions. Information about the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2024, including under the headings “The Board of Directors,” “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” and “Related Party Transactions.” To the extent holdings of Company Common Stock by the directors and executive officers of the Company have changed from the amounts of Company Common Stock held by such persons as reflected therein, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC. These documents (when available) are available free of charge as described in the preceding section. Other information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of proxies in connection with the Transactions will be set forth in the Company’s definitive Proxy Statement for its stockholder meeting at which the Merger Agreement will be submitted for approval by the Company’s stockholders.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “target,” “continue,” or variations of such words and similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, assumptions, and uncertainties, including, but not limited to, risks related to the ability of the parties to consummate the Transactions in a timely manner or at all; the satisfaction or waiver of the conditions to the closing the Transactions, including the failure to obtain antitrust or other regulatory approvals and clearances or approval of the Company’s stockholders; potential delays in consummating the Transactions; the occurrence of any event, change or other circumstance or condition that could give rise to termination of the Merger Agreement; the possibility that competing offers or acquisition proposals for the Company will be made; Aperam’s ability to realize the anticipated benefits of the Transactions and integrate the Company’s business; the effect of the announcement or pendency of the Transactions on the Company’s and Aperam’s business relationships, operating results and business generally; significant transaction costs and unknown liabilities; and litigation or regulatory actions related to the Transactions. In addition, the risks to which the Company’s business is subject, including those risks set forth in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, and in the Company’s subsequent filings with the SEC, could adversely affect the Transactions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date of this Current Report on Form 8-K, and except as otherwise required by federal securities law, the Company does not assume any obligation nor does it intend to publicly update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1*	Agreement and Plan of Merger, dated as of October 16, 2024, by and among Universal Stainless & Alloy Products, Inc., Aperam US Holdco LLC, and Aperam US Absolute LLC.

10.1	Guarantee, dated as of October 16, 2024, by Aperam S.A. in favor of Universal Stainless & Alloy Products, Inc.

99.1	Press Release, dated October 17, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

The schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ John J. Arminas
John J. Arminas
Vice President, General Counsel and Secretary

Dated: October 17, 2024